SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2010

OmniReliant Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51599	54-2153837
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

14375 Myerlake Circle
Clearwater, FL 33760
 (Address of principal executive offices) (zip code)

 (727) 230-1031
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Darrin Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Securities Purchase Agreement

On June 30, 2010, OmniReliant Holdings, Inc. (the “Company”) entered into a securities purchase agreement with Vicis Capital Master Fund (“Vicis”) pursuant to which Vicis purchased 5,000,000 shares of the Company’s newly designated Series G Convertible Preferred Stock (the “Preferred Stock”) and a warrant to purchase 50,000,000 shares of the Company’s common stock at a per share exercise price of $0.10 (the “Warrant” and together with the Preferred Stock, the “Securities”) for an aggregate purchase price value of $5,000,000 (the “Purchase Price”) consisting of (1) $3,500,000 in cash and (2) the return and cancellation of the note in the principal amount of $1,500,000 issued to Vicis pursuant to a Note Purchase Agreement dated June 4, 2010 between Vicis and the Company.

The Preferred Stock is convertible into shares of the Company’s common stock at an initial exercise price of $0.10 per share, subject to adjustment. The Preferred Stock has a mandatory redemption date of June 30, 2013 (the “Redemption Date”) at which time each share of Preferred Stock outstanding on the Redemption Date shall be redeemed at a per share rate equal to $1.00 (the “Stated Value”) plus all accrued and unpaid dividends or distributions thereon. Holders of the Preferred Stock are entitled to receive a “Special Preferred Distribution” on each share of Preferred Stock held equal to (A) the sum of (1) the product of the Stated Value multiplied by 8.12 plus (2) all accrued but unpaid dividends, less (B) the amount of the additional dividend, if any. If the Special Preferred Distribution is not paid on or before the Redemption Date, it shall accrue interest at the rate of 8% per annum. The additional dividend is payable on June 30, 2011 if the Special Preferred Distribution has not yet been paid and is equal to the Stated Value of each share of Preferred Stock outstanding. Additionally, before any dividends shall be paid or set aside for payment on any Junior Security (as that term is defined in the Series G Preferred Stock Certificate of Designations) of the Company, each holder of the Preferred Stock shall be entitled to receive cash dividends payable on the Stated Value of Preferred Stock at a rate of 8% per annum, which shall accrue daily and paid quarterly. So long as the Preferred Stock is outstanding, the holders of the Preferred Stock shall, voting together as a separate class, be entitled to elect two directors to the Company’s board of directors.

The Warrant is exercisable for a term of ten years at an exercise price of $0.10 per share.  The Warrant also contains anti-dilution provisions, including, but not limited to, if the Company issues shares of its common stock at less than the then existing exercise price, the price of the Warrant will automatically be reduced to such lower price.

In addition, the Company and Vicis have entered into a registration rights agreement pursuant to which if at any time after the date of the agreement the Company shall decide to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each holder a written notice of such determination and, if within fifteen days after the date of such notice, any such holder shall so request in writing, the Company shall include in such registration statement, all or any part of such Registrable Securities (as defined in the Registration Rights Agreement) such holders request to be registered.

As further consideration for above-described transaction, the Company and Vicis entered into a security agreement, giving Vicis a secured interest in the Company’s assets.  Additionally, Vicis and the Company’s wholly owned subsidiaries entered into a subsidiary guarantee and a guarantor security agreement.

The foregoing is not a complete summary of the terms of the private placement described in this Item 1.01 and reference is made to the complete text of the Purchase Agreement, the Series G Convertible Preferred Stock Certificate of Designation, the Warrant, the Registration Rights Agreement, the Security Agreement, the Subsidiary Guarantee and Guarantor Security Agreement, attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively.

Employment Agreement

On June 30, 2010, the Company entered into an employment agreement (the “Employment Agreement”) with Robert DeCecco, its Chief Executive Officer, pursuant to which Mr. DeCecco will serve as Chief Executive Officer, President and Chief Financial Officer for the Company for a period of three years, subject to renewal.  In consideration for his services, Mr. DeCecco will receive an annual base salary of $225,000 and options to purchase (i) that number of shares of common stock of the Company equal to 4.5% of the issued and outstanding common stock of the Company on a fully diluted basis; (ii) that number of shares of  Designer Liquidator, Inc., the Company’s wholly owned subsidiary (“Designer Liquidator”) equal to 4.5% of the issued and outstanding shares of Designer Liquidator’s common stock on a fully diluted basis and (iii) that number of shares of OmniResponse, Inc. , the Company’s wholly owned subsidiary (“OmniResponse”) equal to 4.5% of the issued and outstanding shares of OmniResponse’s common stock on a fully diluted basis (collectively, the “Stock Options”).  The Stock Options of the Company are calculated and issued as of the date of the Employment Agreement.  The Stock Options of OmniResponse and Designer Liquidator, will be calculated and issued upon the consummation of a Spin-Off Transaction whereby the Company will spin-out certain subsidiaries, assets, brands, and/or lines of business of the Company into a separate company.  Notwithstanding the foregoing, none of the Stock Options shall become exercisable, whether or not vested, until the Company has paid in full to holders of its Series G Convertible Preferred Stock the Special Preferred Distribution, as described above.

 Item 3.02          Unregistered Sale of Equity Securities

As described in Item 1.01 above, which information that is required to be disclosed under this Item 3.02 is hereby incorporated by reference into this Item, on June 30, 2010, the Company issued and sold 5,000,000 shares of its Series G Convertible Preferred Stock and Series G Warrants to purchase an aggregate of 50,000,000 shares of the Company’s common stock.  The Preferred Stock and the Warrant were all sold and/or issued only to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”), were not registered under the Securities or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Securities Purchase Agreement dated June 30, 2010
10.2	Series G Convertible Preferred Stock Certificate of Designations
10.3	Series G Warrant
10.4	Registration Rights Agreement
10.5	Security Agreement
10.6	Subsidiary Guarantee
10.7	Guarantor Security Agreement
10.8	Employment Agreement with Robert DeCecco

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniReliant Holdings, Inc.

Dated: July 6, 2010	By:	/s/ Robert DeCecco
Name: Robert DeCecco
Title: Chief Executive Officer